Exhibit 10.2

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

dated as of July 21, 2026, among

ADTRAN HOLDINGS, INC., as Holdings,

ADTRAN, INC., as the US Borrower, THE SUBSIDIARY LOAN PARTIES,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Defined Terms 1

SECTION 1.02. Other Defined Terms 1

ARTICLE II

Guarantee

SECTION 2.01. Guarantee 4

SECTION 2.02. Guarantee of Payment; Continuing Guarantee 4

SECTION 2.03. No Limitations 4

SECTION 2.04. Reinstatement 5

SECTION 2.05. Agreement to Pay; Subrogation 5

SECTION 2.06. Information 6

SECTION 2.07. Keepwell 6

SECTION 2.08. Payments Free of Taxes 6

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge 6

SECTION 3.02. Delivery of the Pledged Collateral 7

SECTION 3.03. Representations and Warranties 7

SECTION 3.04. Certification of Limited Liability Company 8

SECTION 3.05. Registration in Nominee Name; Denominations 9

SECTION 3.06. Voting Rights; Dividends and Interest 9

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest 11

SECTION 4.02. Representations and Warranties 12

SECTION 4.03. Covenants 14

SECTION 4.04. Covenants Regarding Intellectual Property Collateral 15

SECTION 4.05. Limitations on Actions 16

ARTICLE V

Remedies

SECTION 5.01. Remedies upon Default 17

SECTION 5.02. Application of Proceeds 18

SECTION 5.03. Grant of License to Use Intellectual Property 18

SECTION 5.04. Securities Act 19

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity 20

SECTION 6.02. Contribution and Subrogation 20

SECTION 6.03. Subordination 21

SECTION 6.04. Standards for Exercising Remedies 21

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices 22

SECTION 7.02. Waivers; Amendment 22

SECTION 7.03. Administrative Agent’s Fees and Expenses; Indemnification 22

SECTION 7.04. Successors and Assigns 23

SECTION 7.05. Survival of Agreement 23

SECTION 7.06. Counterparts; Effectiveness; Electronic Execution 24

SECTION 7.07. Severability 25

SECTION 7.08. Right of Setoff 25

SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process 25

SECTION 7.10. WAIVER OF JURY TRIAL 26

SECTION 7.11. Headings 26

SECTION 7.12. Security Interest Absolute 26

SECTION 7.13. Termination or Release 27

SECTION 7.14. Additional Subsidiary Loan Parties 27

SECTION 7.15. Administrative Agent Appointed Attorney-in-Fact 27

2

iii

Schedules

Schedule I Initial Subsidiary Loan Parties

Exhibits

Exhibit I Form of Supplement

Exhibit IIForm of Copyright Security Agreement Exhibit III Form of Patent Security Agreement Exhibit IV Trademark Security Agreement

Exhibit V Form of Perfection Certificate Supplement

GUARANTEE AND COLLATERAL AGREEMENT dated as of July 21, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among ADTRAN HOLDINGS, INC., a Delaware corporation (“Holdings”), ADTRAN, INC. (the “US Borrower”), the SUBSIDIARY LOAN PARTIES from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of July 21, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, Holdings, Adtran Networks SE (the “German Borrower”, and, together with the US Borrower, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The US Borrower and the other Loan Parties, which are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(a)
The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account or a Payment Intangible.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyright Security Agreement” means any Copyright Security Agreement substantially in the form of Exhibit II.

“Copyrights” means all of the following: (a) all works of authorship and copyright rights in any work subject to or protected by the copyright laws of the United States of America or any other country, supranational authority or any political subdivision of any of the foregoing, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, supranational authority or any political subdivision of any of the foregoing, including recordings, supplemental registrations, and renewals or extensions in the

United States Copyright Office or any similar office in any other country, supranational authority or any political subdivision of any of the foregoing, including, in the case of any Grantor any of the foregoing set forth under its name in Section 2(b) of the Perfection Certificate, and (c) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights.

“Grantors” means (a) Holdings, (b) the US Borrower, (c) each Subsidiary identified on Schedule I hereto and (d) each Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date.

“Intellectual Property” means all intellectual property rights and similar property rights of every kind and nature, including Patents, Copyrights, Trademarks, Software, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, and all embodiments or fixations thereof and related documentation, all registrations, applications for registration and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, all rights to sue and recover damages for past, present and future infringement, misappropriation, dilution or other violation of any of the foregoing.

“Intellectual Property Licenses” means any Patent License, Trademark License, Copyright License, Software License or other written license, sublicense or consent agreement related to Intellectual Property to which any Grantor is a party.

“IP Security Agreement” means any Copyright Security Agreement, Patent Security Agreement, or Trademark Security Agreement.

“Joinder Agreement” means an instrument in the form of Exhibit I, or any other form approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned) and the US Borrower.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent Security Agreement” means any Patent Security Agreement substantially in the form of Exhibit III.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement.

“Patents” means all of the following: (a) all letters patent of the United States of America or the equivalent thereof in any other country, supranational authority or any political subdivision of any of the foregoing, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country, supranational authority or any political subdivision of any of the foregoing, including, in the case of any Grantor, any of the foregoing set forth under its name in Section 2(b) of the Perfection Certificate, and (b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, substitutions, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, offer to use, sell, offer to sell, dispose, offer to dispose of, import or export the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate dated July 21, 2026, delivered to the Administrative Agent pursuant to the Credit Agreement (as supplemented from time to time, including by a Perfection Certificate Supplement).

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate in the form of Exhibit V, or any other form approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned) and the US Borrower.

“Pledged Securities” means any stock certificates, unit certificates, limited or unlimited liability membership interest certificates, share certificates or other certificated securities now or hereafter included in the Pledged Equity Interests, including all certificates, instruments or other documents representing or evidencing any Pledged Equity Interests.

“Qualified ECP Loan Party” means, in respect of any Swap Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Person that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by guaranteeing or entering into a keepwell in respect of obligations of such other Person under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Update Date” means, at any time, the date by which a Compliance Certificate is next required to be delivered pursuant to Section 5.01(d) of the Credit Agreement.

“Software” means all of the following: (a) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, source code and object code, (b) databases and compilations, including data and collections of data, whether machine readable or otherwise, (c) development and design tools, library functions and compilers, and (d) any cloud storage accounts containing any of the foregoing.

“Software License” means any written agreement, now or hereafter in effect, granting to any Person any right to any Software now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement.

“Subsidiary Loan Party” means each Subsidiary identified as such on Schedule I and each other Subsidiary that becomes a party to this Agreement after the date hereof pursuant to Section 7.14; provided that if a Subsidiary is released from its obligations hereunder as provided in Section 7.13, such Subsidiary shall cease to be a Subsidiary Loan Party hereunder effective upon such release.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Trademark now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has a right to license, and all rights of any such Person under any such agreement.

“Trademark Security Agreement” means a Trademark Security Agreement substantially in the form of Exhibit IV.

“Trademarks” means all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country, supranational authority or any political subdivision of any of the foregoing, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name in Section 2(b) of the Perfection Certificate, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Grantor irrevocably and unconditionally guarantees to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of the Secured Obligations. Each Grantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any of the Secured Obligations. Each Grantor waives presentment to, demand of payment from and protest to any other Grantor of any of the Secured Obligations, and also waives notice of acceptance of its Guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Grantor further agrees that its Guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of any of the Secured Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any other Grantor or any other Person. Each Grantor agrees that its Guarantee hereunder is continuing in nature and applies to all of its Secured Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. Except for the termination or release of a Grantor’s obligations hereunder as expressly provided in Section 7.13, the obligations of each Grantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Secured Obligations or of any other Grantor, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations, or otherwise (except for the defense of payment in full of all the Secured Obligations (other than contingent obligations not then payable and Letters of Credit which have been backstopped or cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank)). Without limiting the generality of the foregoing, except for termination or release of its obligations hereunder as expressly provided in Section 7.13, the obligations of each Grantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent, any other Secured Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment, or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Grantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on, any security held by the Administrative Agent or any other Secured Party for any of the Secured Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations, (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Grantor or otherwise operate as a discharge of any Grantor as a matter of law or equity or (vi) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any other Secured Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, any Grantor or surety (in each case, except for the defense of payment in full of all of the Secured Obligations (other than contingent obligations not then payable and Letters of Credit which have been backstopped or cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank)).

(a)
Each Grantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security in accordance with its terms and direct the order and manner of any sale, transfer or other disposition thereof in their sole discretion, in each case, in accordance with the terms of the Loan Documents or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Grantor hereunder.
(b)
To the fullest extent permitted by applicable law, each Grantor waives any defense based on or arising out of any defense of any other Grantor or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Grantor, other than the Payment in Full of all the Secured Obligations (other than contingent obligations not then payable and Letters of Credit which have been backstopped or cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank). The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales in accordance with the terms of the Loan Documents, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with any other Grantor or exercise any other right or remedy available to them against any other Grantor, without affecting or impairing in any way the liability of any Grantor hereunder except to the extent the Secured Obligations (other than contingent obligations not then payable and Letters of Credit which have been backstopped or cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank) have been Paid in Full. To the fullest extent permitted by applicable law, each Grantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Grantor against any other Grantor or any security.

SECTION 2.04. Reinstatement. Each Grantor agrees that, unless released pursuant to Section 7.13(b), its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligations is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy, insolvency, receivership or other similar proceeding affecting any other Grantor or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Grantor by virtue hereof, upon the failure of any other Grantor to pay any Secured

Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Grantor hereby promises to and will promptly pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties the amount of such unpaid Secured Obligation. Upon payment by any Grantor of any sums to the Administrative Agent as provided above, all rights of such Grantor against any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Grantor assumes (a) all responsibility for being and keeping itself informed of the Borrowers’ and each other Grantor financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations, and (b) the nature, scope and extent of the risks that such Grantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or any other Secured Party will have any duty to advise such Grantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Keepwell. Each Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor that would otherwise not be an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 2.07 shall remain in full force and effect until the Secured Obligations (other than contingent obligations not then payable) have been Paid in Full. Each Qualified ECP Loan Party intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 2.08. Payments Free of Taxes. Each Subsidiary Loan Party hereby acknowledges the provisions of Section 2.17 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Subsidiary Loan Party were a party to the Credit Agreement.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment and performance in full of the Secured Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor in Section 2(a)(1) of the Perfection Certificate, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that a Grantor shall not be required to pledge Equity Interests in (x) any Unrestricted Subsidiary or (y) Equity Interests otherwise constituting an Excluded Asset; (b) (i) the debt securities evidenced by a certificate or other instrument now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor in Section 2(a)(2) of the Perfection Certificate, and (ii) all promissory notes and other instruments evidencing any Indebtedness now held or obtained in the future by such Grantor (including any promissory note evidencing loans by such Grantor to the US Borrower or any of its subsidiaries) as of the date hereof, including those set forth opposite the name of such Grantor in Section 2(a)(2) of the Perfection Certificate (the assets under clauses (b)(i) and (b)(ii), collectively, the “Pledged Debt”); (c) all other property of such Grantor that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 3.01 and Section 3.02; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and the Pledged Debt; (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and

(d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”); provided that if, to the extent and for so long as any of the foregoing assets constitutes an Excluded Asset, the foregoing pledge and security interest shall not attach to, and Pledged Equity Interests, Pledged Debt and Pledged Collateral shall not include, such asset (it being understood that the foregoing pledge and security interest shall immediately attach to, and Pledged Equity Interests, Pledged Debt and Pledged Collateral shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Asset).

SECTION 3.02. Delivery of the Pledged Collateral.

(a)
Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (other than (i) Pledged Securities (other than those issued by a Subsidiary) that are publicly traded securities subject to a depositary such as DTC, or otherwise held through a securities intermediary or in a securities account, and (ii) Cash Equivalents) and Pledged Debt (other than Pledged Debt that are publicly traded securities subject to a depositary such as DTC, or otherwise held through a securities intermediary or in a securities account) (A) on or promptly after the date hereof, and in any event no later than July 31, 2026 (or such later date as the Administrative Agent may agree in its sole discretion), in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (B) on or before the next Quarterly Update Date, in the case of any such Pledged Securities acquired by such Grantor after the date hereof; provided that no Grantor shall be required to deliver to the Administrative Agent (x) any Pledged Securities representing Equity Interests in any Person that is not a Subsidiary, any Subsidiary that is not a wholly-owned Subsidiary or any Immaterial Subsidiary or (y) any Pledged Debt in an individual principal amount of less than $5,000,000.
(b)
Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Administrative Agent duly executed by the applicable Grantor in blank and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) any Pledged Debt shall be accompanied by a bond power or other undated instruments of transfer duly executed by the applicable Grantor in blank and such other instruments and documents as the Administrative Agent may reasonably request.

SECTION 3.03. Representations and Warranties. The Grantors represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)
Section 2(a) of the Perfection Certificate sets forth, as of the date thereof, a true and complete list with respect to each Grantor of (i) all the Pledged Equity Interests owned by such Grantor (a) in Subsidiaries of such Grantor, or (b) having an individual value in excess of $5,000,000, together with the type of organization which issued such equity interests (e.g., corporation, limited liability company, partnership or trust) and specifying the issuer and certificate number, if any, of, and the number and percentage of ownership represented by, such Equity Interests and (ii) all the Pledged Debt (a) owed to the US Borrower or the Subsidiary Loan Parties consisting of all intercompany notes between or among the US Borrower and the Subsidiary Loan Parties, or (b) having an individual principal amount in excess of

$5,000,000, in each case specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof and the maturity date applicable thereto;

(b)
with respect to the Pledged Equity Interests and the Pledged Debt issued, in each case, by the US Borrower or any Subsidiary, such Pledged Equity Interests and Pledged Debt have been duly and validly authorized and issued by the issuers thereof and (i) in the case of such Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of such Pledged Debt, are legal, valid and binding obligations of such issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, winding up or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c)
except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) as of the date hereof is the direct owner, beneficially and of record, of the Pledged Securities indicated in Section 2(a) of the Perfection Certificate as owned by such Grantor and

(ii) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and other Liens permitted pursuant to the Credit Agreement), however arising, of all Persons whomsoever;

(d)
except for restrictions and limitations imposed by the Loan Documents or securities laws generally and by applicable local law in the case of Equity Interests in any Foreign Subsidiary, and except for limitations and restrictions with respect to any Person that is not a wholly-owned Subsidiary or that are otherwise not prohibited by the Credit Agreement, (i) the Pledged Collateral is freely transferable and assignable and (ii) none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise adversely affect, in each case in a material respect, the pledge of such Pledged Collateral hereunder, the sale, transfer or other disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;
(e)
each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)
subject to applicable local law in the case of Equity Interests in any Foreign Subsidiary, by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities constituting certificated securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities (subject to Liens permitted pursuant to the Credit Agreement), as security for the payment and performance of the Secured Obligations; and
(g)
subject to applicable local law in the case of any Equity Interests in any Foreign Subsidiary, the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Certification of Limited Liability Company. Subject to applicable local law in the case of Equity Interests in any Foreign Subsidiary, each Grantor acknowledges and agrees that

(a)
to the extent any interest in any limited liability company now or in the future owned by such Grantor (or by such Grantor and one or more other Grantors) and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated, and such certificates shall be delivered to the Administrative Agent in accordance with, and to the extent required by, Section 3.02(a), and (b) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company now or in the future owned by such Grantor (or by such

Grantor and one or more other Grantors) and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such certificate shall be delivered to the Administrative Agent in accordance with, and to the extent required by, Section 3.02(a).

SECTION 3.05. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or, if an Event of Default shall have occurred and be continuing, and following written notice from the Administrative Agent to the applicable Grantor (except that no such notice shall be required in the case of an Event of Default under Section 7.01(i) or 7.01(j) of the Credit Agreement) in its own name as pledgee, or in the name of its nominee (as pledgee, or as sub-agent). If an Event of Default shall have occurred and be continuing, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest. Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under Section 7.01(i) or 7.01(j) of the Credit Agreement, the Administrative Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i)
each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents, including the right to sell, transfer or otherwise dispose of such Pledged Collateral to the extent not prohibited by the Credit Agreement;
(ii)
the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney, certificates and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 3.06(a)(i); and
(iii)
each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, amalgamation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor and required to be delivered to the Administrative Agent hereunder, shall be promptly delivered to the Administrative Agent in the same form as so received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).
(b)
Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under Section 7.01(i) or 7.01(j) of the Credit Agreement, after the

Administrative Agent shall have notified the Grantors of the suspension of their rights under Section 3.06(a)(iii), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 3.06(a)(iii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be promptly delivered to the Administrative Agent upon demand in the same form as so received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 3.06(b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 5.02. After such Events of Default have been cured or waived and the US Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the US Borrower to that effect (it being understood that any waiver in writing executed by the Administrative Agent and the US Borrower shall satisfy such notice obligation), the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 3.06(a)(iii) and that remain in such account.

(c)
Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under Section 7.01(i) or 7.01(j) of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under Section 3.06(a)(i), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 3.06(a)(i), and the obligations of the Administrative Agent under Section 3.06(a)(ii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After such Events of Default have been cured or waived and the US Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the US Borrower to that effect (it being understood that any waiver in writing executed by the Administrative Agent and the US Borrower shall satisfy such notice obligation), all rights vested in the Administrative Agent pursuant to this Section 3.06(c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to Section 3.06(a)(i), and the obligations of the Administrative Agent under Section 3.06(a)(ii) shall be in effect.
(d)
Any notice given by the Administrative Agent to the Grantors suspending their rights under Section 3.06(a) (i) may be given with respect to one or more of the Grantors at the same or different times and (ii) may suspend the rights and powers of the Grantors under Section 3.06(a)(i) or 3.06(a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.
(e)
Each Grantor hereby consents, in its capacity as shareholder, member, manager or partner of any Person in which such Grantor holds an Equity Interest, to the transfer of any Equity Interests in any such Person constituting Collateral, in each case resulting from the Administrative Agent’s exercise of rights and remedies pursuant to Section 5.01.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. As security for the payment and performance in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)
all Accounts;
(ii)
all Chattel Paper and Electronic Chattel Paper;
(iii)
all cash and Deposit Accounts;
(iv)
all Documents;
(v)
all Equipment;
(vi)
all General Intangibles, including all Intellectual Property;
(vii)
all Intellectual Property Licenses;
(viii)
all Inventory;
(ix)
all other Goods;
(x)
all Instruments;
(xi)
all Investment Property;
(xii)
all Letter-of-Credit Rights;
(xiii)
all Commercial Tort Claims described in in Section 2(d) of the Perfection Certificate, as such schedule may be supplemented from time to time pursuant to Section 4.02(e);
(xiv)
all books and records pertaining to the Article 9 Collateral; and
(xv)
to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that if, to the extent and for so long as any asset is an Excluded Asset, the Security Interest shall not attach to, and Article 9 Collateral shall not include, such asset (it being understood that the Security Interest shall immediately attach to, and Article 9 Collateral shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Asset); provided further that the Administrative Agent shall release any asset that is an Excluded Asset pursuant to clause (h)(B) of the definition thereof upon the request of any Grantor in accordance with such Grantor’s instructions.

(b)
Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and

(ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.

The Administrative Agent (or its designee) is further authorized by each Grantor to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office) such documents (including IP Security Agreements) as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party; provided that notwithstanding anything to the contrary in any of the Loan Documents, the Grantors shall not have any obligation to perfect any Security Interest in or Lien on any Article 9 Collateral consisting of Intellectual Property, or record any notice thereof, in any jurisdiction other than the United States.

(c)
The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 4.02. Representations and Warranties. The Grantors represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)
Each Grantor has good and valid title to (or valid licenses or other rights in respect of) the Article 9 Collateral with respect to which it has purported to grant the Security Interest, except for Liens permitted pursuant to the Credit Agreement and except where the failure to have such title, or such valid license or other rights, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain such consent or approval, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)
The information set forth in the Perfection Certificate, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the date hereof. The Uniform Commercial Code financing statements prepared by the Administrative Agent and delivered to the US Borrower on or prior to the date hereof based upon the information provided to the Administrative Agent in the Perfection Certificate are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents (and Patents for which United States applications for registration are pending), United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights (and Copyrights for which United States applications for registration are pending), and exclusive Copyright Licenses to United States registered Copyrights (and Copyrights for which United States applications for registration are pending) under which a Grantor is the licensee as of the date hereof, that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration of Uniform Commercial Code financing statements in the United States of America (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration of Uniform Commercial Code financing statements is necessary with respect to any such Article 9 Collateral in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. To the extent applicable, a Patent Security Agreement, Trademark Security Agreement and a Copyright Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States Patents (and Patents for which United States applications for registration are pending), United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights (and Copyrights for which United States applications for registration are pending), and exclusive Copyright Licenses to United States registered Copyrights (and Copyrights for which United States applications for registration are pending) under which a Grantor is the licensee, as applicable, as of the date hereof, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of United States Patents (and Patents for which United States applications for registration are pending), United States Trademarks (and Trademarks for which United States applications for registration are pending), United States Copyrights (and Copyrights for which United States applications for registration are pending), and exclusive Copyright Licenses to United States registered Copyrights (and Copyrights for which United States applications for registration are pending) under which a Grantor is the licensee, as of the date hereof, in which a security interest may be perfected by such filing, recording or registration in the United States of America (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, or rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents (and Patents for which United States applications for registration are pending), United States Trademarks (and Trademarks for which United States applications for registration are pending), United States Copyrights (and Copyrights for which United States applications for registration are pending), acquired or applied for (or, in the case of such exclusive Copyright Licenses, entered into) after the date hereof).

(c)
The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to filings of the types described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) pursuant to the Uniform Commercial Code and (iii) subject to filings of the types described in Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of an IP Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to the Credit Agreement.
(d)
Section 2(b) of the Perfection Certificate sets forth, as of the date hereof, a true and complete list, in all material respects with respect to each Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office, and Patents for which United States applications are pending, (ii) all Copyrights that have been registered with the United States Copyright Office, and Copyrights for which United States registration applications are pending, (iii) all exclusive Copyright

Licenses to United States registered Copyrights (and Copyrights for which United States applications for registration are pending) under which a Grantor is the licensee, and (iv) all Trademarks that have been registered with the United States Patent and Trademark Office, and Trademarks for which United States registration applications are pending. All material Intellectual Property listed in Section 2(b) of the Perfection Certificate is owned and, to the knowledge of such Grantor, recorded in the name of such Grantor, subsisting and unexpired, and to the knowledge of such Grantor, valid and enforceable, in each case, except as otherwise permitted by this Agreement and the other Loan Documents.

(e)
Section 2(d) of the Perfection Certificate sets forth, as of the date thereof, a true and complete list, with respect to each Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $10,000,000, including a summary description of such claim. If, after the date hereof, any Grantor shall hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10,000,000, such Grantor shall notify the Administrative Agent thereof by the next Quarterly Update Date and such new claims will be deemed to supplement the Perfection Certificate for purposes of the definition of Article 9 Collateral herein.

SECTION 4.03. Covenants. Each Grantor shall, at its own expense take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its good faith business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business and except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect, and to defend the Security Interest of the Administrative Agent in Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to the Credit Agreement, subject to the rights of such Grantor under Section 9.21 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents; provided that, nothing herein shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is permitted by the Credit Agreement.

(a)
Each Grantor agrees at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all other actions as may be required by Section 5.13 of the Credit Agreement or under applicable law and that the Administrative Agent may reasonably request in writing to effectuate the provisions of the Loan Documents. Each Grantor will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement.
(b)
At its option, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or the other Loan Documents, and each Grantor, jointly and severally, agrees to reimburse the Administrative Agent for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization in accordance with the provisions of Section 9.03(a) of the Credit Agreement; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.
(c)
No Grantor shall be relieved by this Agreement from any liability to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor, jointly and severally, agrees, in each case, to the extent and subject to the limitations set forth in Section 9.03 of the Credit Agreement, to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for the observance and performance of all the conditions and obligations to be observed and performed by such Grantor under each contract, agreement or instrument relating to the Article 9 Collateral. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contract, agreement or instrument relating to the Article 9 Collateral (other than the Loan Documents) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any contract, agreement or instrument relating to the Article 9 Collateral.
(d)
The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to their assets in accordance with the requirements set forth in Section 5.05 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, solely upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, solely after the occurrence and during the continuance of an Event of Default, obtain and maintain such policies of insurance, in accordance with Section 5.05 of the Credit Agreement, mutatis mutandis, and pay such premium and take any other actions with respect thereto as the Administrative Agent deems necessary and/or advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.04. Covenants Regarding Intellectual Property Collateral. Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent material to the conduct of the business of the Borrowers and their Restricted Subsidiaries, taken as a whole, may become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term).

(a)
Each Grantor (either itself or through its licensees or its sublicensees) agrees that it will, for each Trademark material to the conduct of the business of the US Borrower and its Restricted Subsidiaries, taken as a whole, (i) maintain such Trademark in full force free from any valid claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademarks substantially consistent with the quality of products and services current offered, and (ii) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights, in each case.
(b)
Each Grantor agrees that it will not intentionally do any act or omit to do any act whereby (i) any Copyright material to the conduct of the business of the Borrowers and their Restricted Subsidiaries, taken as a whole, may become invalidated, otherwise impaired or fall into the public domain or (ii) any Copyright material to the conduct of the business of the US Borrower and its Restricted Subsidiaries, taken as a whole, may become publicly available or otherwise unprotectable.

(c)
In the event that any Grantor, either itself or through any agent, employee, licensee or designee, develops or acquires an ownership or other interest in any Intellectual Property or Intellectual Property Licenses after the Effective Date (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral consisting of Intellectual Property subject to the terms and conditions of this Agreement with respect thereto. To the extent any such After-Acquired Intellectual Property consists of (i) a United States issued Patent (or Patent for which a United States application for registration is pending), (ii) a United States registered Trademark (or a Trademark for which a United States application for registration is pending), (iii) a United States registered Copyright (or a Copyright for which a United States application for registration is pending), or (iv) an exclusive Copyright License to a United States registered Copyright (or a Copyright for which a United States application for registration is pending) under which a Grantor is the licensee, such Grantor shall, concurrently with the next delivery of any financial statements pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement in respect of the period during which such Intellectual Property was acquired, execute and deliver an appropriate IP Security Agreement substantially in the form of Exhibit II, Exhibit III or Exhibit IV hereto, as applicable, to evidence the Administrative Agent’s first priority lien upon and security interest in such After-Acquired Intellectual Property, and shall make (or authorize the Administrative Agent to make) all necessary or reasonably desirable recordations of such IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.
(d)
Each Grantor shall notify the Administrative Agent promptly if it has actual knowledge that any application or registration relating to any owned Intellectual Property (now or hereafter existing) material to the conduct of the business of the US Borrower and its Restricted Subsidiaries, taken as a whole, may become abandoned, cancelled or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court or similar office of any country or political subdivision thereof) regarding such Grantor’s ownership of, or the validity or enforceability of, any such material owned Intellectual Property, its right to register the same, or its right to keep and maintain the same, except where the abandonment, cancellation or dedication to the public of such Intellectual Property, or adverse determination or development would not result in a Material Adverse Effect.

SECTION 4.05. Limitations on Actions. Notwithstanding anything to the contrary in this Agreement no Grantor shall be required to take any action in connection with any Collateral (and no Lien on or security interest in any Collateral shall be required to be perfected) that is not required by the Credit Agreement.

Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interest created hereby by any means other than (i) filings pursuant to the Uniform Commercial Code as enacted in the relevant jurisdictions of formation or incorporation of such Grantors, (ii) filings with the United States Patent and Trademark Office and/or the United States Copyright Office with respect to registered Intellectual Property (including applications therefor) and exclusive Copyright Licenses and (iii) in the case of Collateral that constitutes instruments, certificated securities or negotiable documents, possession or control by the Administrative Agent in the United States.

ARTICLE V

Remedies

SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and (c) generally, to exercise any and all rights and remedies afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons that will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral applied to the Secured Obligations are insufficient to result in payment in full of the Secured Obligations. When applying Collateral against the Secured Obligations, unless otherwise provided in the Credit Agreement, any Secured Obligations which are purchase money obligations or represent proceeds of loans utilized to acquire the Collateral shall be deemed to be paid last. Each Grantor waives all rights of marshalling, valuation and appraisal in respect of the Collateral.

The Administrative Agent shall give the applicable Grantor 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, but only during the continuance of an Event of Default, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except any notice required by law), be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof that is entered into during the continuance of an Event of Default shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations (other than contingent obligations not then payable and Letters of Credit which have been backstopped or cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank) paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds, to the extent received by it for the account of the Secured Parties, of any Guarantees hereunder or any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, in accordance with the terms of Section 7.04 of the Credit Agreement.

Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by the Administrative Agent or any other Secured Party to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or other realization upon any Collateral of any Grantor, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligations of such Grantor and shall instead be applied to other Secured Obligations.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default, each Grantor, to the extent it is able to do so without breaching the terms of any agreement to which such Grantor is a party and without breaching applicable law, hereby grants to the Administrative Agent an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, exploit, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property and rights under Intellectual Property Licenses now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation, printout, display, transfer, disclosure, processing or sharing thereof; provided, however, that

(x) the Administrative Agent’s right to exercise the license granted to the Administrative Agent in this Section 5.03 shall expire immediately upon the termination, waiver or cure of such Events of Default (together with the US Borrower’s written notice to the Administrative Agent of such termination, wavier or cure (it being understood that any waiver in writing executed by the Administrative Agent and the US Borrower shall satisfy such notice obligation)) (it being further understood such license granted to the Administrative Agent under this Section 5.03 shall again be exercisable by the Administrative Agent at such time as any separate or subsequent Event of Default has occurred and is continuing) and (y) the license granted to the Administrative Agent in this Section 5.03 is granted only to the extent that it is not prohibited by any rule of law, statute or regulation, and is not prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted; provided, further, any license granted by the Administrative Agent to a third party pursuant to the license granted to the Administrative Agent in this Section 5.03 shall include reasonable and customary terms and conditions necessary to preserve the existence, validity and value of the affected Intellectual Property, including provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to Patents, copyright notices and restrictions on decompilation and reverse engineering of copyrighted software (it being understood and agreed that, without limiting any other rights and remedies of the Administrative Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Administrative Agent rights in and to such Intellectual Property above and beyond (x) the rights to such Intellectual Property that each Grantor has reserved for itself and (y) in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property hereunder). For the avoidance of doubt, the use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuance of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent with a third party in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. Each Grantor irrevocably agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may sell any of such Grantor’s Inventory directly to any Person, including Persons that have previously purchased the Grantor’s Inventory from such Grantor, and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory that bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor, and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933 as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 6.03) in respect of any payment hereunder, the US Borrower agrees that (a) in the event a payment in respect of any Secured Obligation of the US Borrower shall be made by any other Grantor under this Agreement, the US Borrower shall indemnify such other Grantor for the full amount of such payment and such other Grantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any other Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Secured Obligations of the US Borrower, the US Borrower shall indemnify such other Grantor in an amount equal to the greater of the book value and the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Grantor hereunder in respect of any Secured Obligations, or assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Secured Obligation, and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the US Borrower as provided in Section 6.01, each Contributing Party shall indemnify each Claiming Party in an amount equal to the amount of such payment or the greater of the book value and the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 7.13, the date of the Joinder Agreement executed and delivered by such Contributing Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be (subject to Section 6.03) subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Secured Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Payment in Full of all the Secured Obligations (other than contingent obligations not then payable and Letters of Credit which have been backstopped or cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank). No failure on the part of the US Borrower or any other Grantor to make any payments of indemnity or contribution (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

SECTION 6.04. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent: (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material for work-in-process into finished goods or other finished products for disposition; (b) except as required by applicable law, to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens on or any adverse claims against the Collateral; (d) to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as a Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral, that have the reasonable capability of doing so, and that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide the Administrative Agent a guaranteed return from the collection or disposition of Collateral; (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals (including the Administrative Agent and its affiliates) to assist the Administrative Agent in the collection or disposition of any of the Collateral; or

(m) to comply with any applicable state or federal law requirement in connection with the disposition or collection of the Collateral. Each Grantor acknowledges that this Section is intended to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would not be commercially unreasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely by not being included in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to any Grantor or to impose any duties upon the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All notices and other communications hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the US Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Waivers; Amendment. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as expressly provided herein or in any other Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor from any provision of this Agreement shall in any event be effective unless the same shall be permitted by Section 7.02(b), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(a)
Except as provided in Sections 7.13 and 7.14, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.
(b)
This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.03. Administrative Agent’s Fees and Expenses; Indemnification. Each Grantor (other than the US Borrower), jointly with each other Grantor and severally, agrees to reimburse the Administrative Agent for its reasonable and documented in reasonable detail out‑of‑pocket expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement as if the first reference in such Section to “the US Borrower” were a reference to such Grantor.

(a)
Each Grantor (other than the US Borrower), jointly with each other Grantor and severally, agrees to indemnify and hold harmless each Indemnitee as provided in Section 9.03(c) of the Credit Agreement as if the first reference in such Section to “the US Borrower” were a reference to such Grantor.
(b)
Any amounts payable as provided in Section 7.03(a) or 7.03(b) shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under Section 7.03(a) or 7.03(b) shall be payable promptly after written demand therefor.

(c)
To the fullest extent permitted by applicable law, (i) no party to this Agreement shall assert, and each such party hereby waives, any Liabilities against any other party hereto and/or any Related Party of any of the foregoing Persons, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against any Grantor, to the extent such damages would otherwise be subject to indemnification as provided in Section 7.03(b) hereof or Section 9.03(c) of the Credit Agreement and (ii) the Grantors shall not assert, and each Grantor hereby waives, any claim against any Lender-Related Person for any Liabilities arising from the use by others of any information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or breach of this Agreement by, such Lender-Related Person.
(d)
BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES AND SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY SHALL BE DEEMED TO HAVE ACKNOWLEDGED THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREED TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Arrangers, the Lenders and the Issuing Banks and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Lenders and the Issuing Banks and notwithstanding that the Administrative Agent, any Arranger, the Syndication Agent, the Documentation Agents, any Lender, any Issuing Bank or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and, subject to Section 9.05 of the Credit Agreement, shall continue in full force and effect until Payment in Full of all of the Secured Obligations (other than contingent obligations not then payable and Letters of Credit which have been backstopped or cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank). The provisions of Sections 2.06, 2.09 and 2.10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, Payment in Full or the termination of this Agreement or any provision hereof, but, in each case, and for the avoidance of doubt, on the terms set forth in such provisions.

SECTION 7.06. Counterparts; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Grantor shall be null and void), except as expressly provided in this Agreement and the Credit Agreement.

(a)
Delivery of an executed counterpart of a signature page of this Agreement or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 7.01), certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by fax or by email as a “.pdf” or “.tif” attachment that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by fax or by email as a “.pdf” or “.tif” attachment that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further, without limiting the foregoing, (i) to the extent the Administrative Agent and each Grantor has agreed to accept any Electronic Signature, the Administrative Agent, each of the Lenders and each Grantor shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Lender or any Grantor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Lender or the US Borrower, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Grantors, Electronic Signatures transmitted by fax or by email as a “.pdf” or “.tif” attachment that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original,

(B) agrees that the Administrative Agent, each Lender and each Grantor may, at its option, create one or more copies of this Agreement and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waives any claim against any other party hereto for any Liabilities arising solely from the Administrative Agent’s, any Lender’s or any Grantor’s reliance on or use of Electronic Signatures and/or transmissions by fax or by email as a “.pdf” or “.tif” attachment that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Administrative Agent, any Lender and/or any Grantor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 7.07. Severability. To the extent permitted by applicable law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

SECTION 7.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) or other amounts at any time held and other obligations (in any currency) at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Grantor against any of and all the obligations then due of any Grantor now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Grantor are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations of any Grantor owing to such Defaulting Lender as to which it exercised such right of setoff; provided further that no amounts received from, or set off with respect to, any Subsidiary Loan Party shall be applied to any Excluded Swap Obligations of such Subsidiary Loan Party. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section 7.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank shall notify the US Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of such setoff and application.

SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process. This Agreement, and any Proceeding (whether in tort, in contract, at law or in equity or otherwise) based upon, arising out of or related to this Agreement, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(a)
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom) over any Proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such United States Federal court or, if such court shall not have subject matter jurisdiction, such New York State court. Each party hereto agrees that a final judgment in any such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that the Administrative Agent may otherwise have to bring any Proceeding relating to this Agreement or any other Loan Document against any Grantor or any of its properties in the courts of any other jurisdiction solely in connection with the exercise of its rights under any Security Document.

(b)
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 7.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any claim or defense of an inconvenient forum to the maintenance of such Proceeding in any such court.
(c)
Each party to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Each party hereto waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any Proceeding commenced hereunder or under any other Loan Document that service of process was invalid and ineffective. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to, or waiver of or consent under or departure from, any guarantee securing or guaranteeing, all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than a defense of Payment in Full of all the Secured Obligations (other than contingent obligations not then payable and Letters of Credit which have been backstopped or cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank)).

SECTION 7.13. Termination or Release. This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby and all obligations of each Grantor hereunder shall automatically terminate and be automatically released upon Payment in Full of all of the Secured Obligations (other than contingent obligations not then payable and Letters of Credit which have been backstopped or cash collateralized on terms and pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank).

(a)
The Guarantees made herein, the Security Interest and all other security interests granted hereby and all obligations of each Grantor hereunder shall also be automatically released (in whole or in part) at the time or times and in the manner set forth in Section 8.07 or 9.21 of the Credit Agreement.
(b)
In connection with any termination or release pursuant to Section 7.13(a) or 7.13(b), the Administrative Agent shall promptly execute and deliver to the relevant Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release (and the Administrative Agent shall be permitted to request and rely on a certificate of the relevant Grantor certifying such release or termination is permitted thereby). Any execution and delivery of any document pursuant to this Section 7.13 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

SECTION 7.14. Additional Subsidiary Loan Parties. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the date hereof are required to, or may, enter into this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Joinder Agreement and Perfection Certificate Supplement, such Subsidiary shall become a Loan Party, Grantor and a Subsidiary Loan Party hereunder, and such Perfection Certificate Supplement shall be incorporated into each reference to the Perfection Certificate herein, in each case, with the same force and effect as if originally named as such herein. The execution and delivery of any Joinder Agreement and/or Perfection Certificate Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any additional Subsidiary Loan Party as a party to this Agreement.

SECTION 7.15. Administrative Agent Appointed Attorney-in-Fact. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF SUCH GRANTOR OR IN ITS OWN NAME, TO TAKE ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTATION WHICH THE ADMINISTRATIVE AGENT AT ANY TIME WHEN AN EVENT OF DEFAULT EXISTS AND IS CONTINUING DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SUCH GRANTOR HEREBY GIVES THE ADMINISTRATIVE AGENT THE POWER AND RIGHT ON ITS BEHALF AND IN THE ADMINISTRATIVE AGENT’S OWN NAME TO DO ANY OF THE FOLLOWING WHEN AN EVENT OF DEFAULT EXISTS AND IS CONTINUING, WITH NOTICE TO THE US BORROWER BUT

WITHOUT THE CONSENT OF ANY GRANTOR: (a) to demand, sue for, collect or receive, in the applicable Grantor’s name or in the Administrative Agent’s own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents or any other instruments for the payment of money under the Collateral or any policy of insurance; (b) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral; (c) to direct Account Debtors and any other parties obligated on the Collateral to make payment of any and all monies due and to become due thereunder directly to, or otherwise render performance to or for the benefit of, the Administrative Agent or as the Administrative Agent shall direct, and to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(d)
to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with the Collateral; (e) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral (including any Liens or any supporting obligation securing or supporting the payment thereof), and to defend any suit, action or proceeding brought against it with respect to any Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (g) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine; (h) to add or release any guarantor, endorser, surety or other party to any of the Collateral; (i) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (j) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property included in the Collateral (subject to the rights of any Person under pre-existing Intellectual Property Licenses or other agreements); (k) to endorse the applicable Grantor’s name on all applications and other documentation necessary or desirable in order for the Administrative Agent to use any of the Intellectual Property included in the Collateral; (l) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (m) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Administrative Agent’s security interest therein. THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 7.13.

[Signature Pages Follow]

SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ADTRAN HOLDINGS, INC.,

by /s/ Timothy Santo

Name: Timothy Santo

Title: Chief Financial Officer

ADTRAN, INC.,

by /s/ Timothy Santo

Name: Timothy Santo

Title: President and Chief Financial

Officer

S!GNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT

ADTRAN INTERNATIONAL, INC.,

by /s/ Timothy Santo

Name: Timothy Santo

Title: Chief Financial Officer,

Vice President, Secretary,

and Treasurer

ADTRAN NETWORKS WORLDWIDE, INC.,

by /s/ Timothy Santo

Name: Timothy Santo

Title: Vice President, Secretary,

and Treasurer

JPMORGAN CHASE BANK, N.A., as

Administrative Agent

by /s/ Christopher Austin

Name: Christopher W. Austin

Title: Authorized Officer

Signature Page to Guarantee and Collateral Agreement